Exhibit 10.1

NOVATION AGREEMENT

Dated as of June 30, 2011 among:

Jieming Huang, an individual with a legal address at Room 102, Bing Suite, No. 65 Qingtanxincun, Changzhou, China 213000 (the "Remaining Party"),

and

Baby Fox International, Inc., a company incorporated under the laws of the State of Nevada, United States of America, with an address at Minhan District, 89 Xinband Road, Suite 305-B5, Shanghai, P.R. China (the "Transferor")

and

BBFX Holding Corp., a company incorporated under the laws of the State of Nevada, United States of America, with an address at Minhan District, 89 Xinband Road, Suite 305-B5, Shanghai, P.R. China (the "Transferee").

The Transferor and the Remaining Party have entered into a Loan Agreement dated February 18, 2008 (“Original Agreement"), pursuant to which the Remaining Party provided a loan with a principal amount of US$810,160.25 and with a five percent annual interest rate to Transferor.

With effect from and including June __, 2011 (the "Novation Date"), the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of all terms and conditions set out in the Original Agreement, with the effect that the Remaining Party and the Transferee enter into a new loan agreement ("New Agreement") between them having terms identical to those set out in the Original Agreement, as more particularly described below.

The Remaining Party wishes to accept the Transferee as its sole counterparty with respect to the New Agreement.

The Transferor and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Original Agreement.

Accordingly, the parties agree as follows:

1.	Transfer, Release, Discharge and Undertakings.

With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(a)

The Remaining Party and the Transferor are each released and discharged from further obligations to each other with respect to the Original Agreement and their respective rights against each other thereunder are cancelled.

(b)

In respect of the Original Agreement, the Remaining Party and the Transferee each undertake liabilities and obligations towards the other and acquire rights against each otheridentical in their terms to the corresponding Original Agreement (and, for the avoidance of doubt, as if the Transferee were the Transferor and with the Remaining Party remaining the Remaining Party).

2.	Representations and Warranties.

The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Novation Agreement or Original Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under the Novation Agreement or Original Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

3.	Counterparts.

This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

4.	Costs and Expenses.

The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

5.	Amendments.

No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

6.	Governing Law.

This Agreement and the rights of the Parties hereunder shall be governed by an interpreted in accordance with the laws of the People’s Republic of China, without regard to any choice of law provisions thereunder. The Parties agree that China International Economic and Trade Arbitration Commission (the “CIETAC”), located in Shanghai, People’s Republic of China, shall have exclusive jurisdiction over any case or controversy arising hereunder, and shall be the proper forum in which to adjudicate such case or controversy.

IN WITNESS WHEREOF the parties have executed this Novation Agreement as of the date first specified above with effect from and including the Novation Date.

Remaining Party: Jieming Huang

/s/ Jieming Huang________________
Jieming Huang

Transferor: Baby Fox International, Inc.

By: /s/ Jieming Huang______________

Jieming Huang
Chief Executive Officer

Transferee: BBFX Holding Corp.

By: /s/ Jieming Huang______________

Jieming Huang
Chief Executive Officer